UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 6, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On November 6, 2012, Movado Group, Inc. (the “Company”) entered into an amendment dated as of September 28, 2012 (the “Fourth Amendment”) to its license agreement dated as of November 18, 2005 (as previously amended, the “License Agreement”) with L.C. Licensing, L.L.C., f/k/a L.C. Licensing, Inc. (“Licensor”) pursuant to which Licensor agreed to license to the Company certain intellectual property, including the trademark JUICY COUTURE and related marks. The Fourth Amendment modifies the Company’s national advertising, marketing and cooperative advertising expenditure obligation for 2012 and its minimum Net Sales and Guaranteed Minimum Royalty (each as defined in the License Agreement) obligations for 2012 and 2013.

The Company intends to file the Fourth Amendment as an exhibit to its next periodic report and will seek confidential treatment of certain terms of the Fourth Amendment at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2012
MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: Ge General Counsel